As filed with the Securities and Exchange Commission on August 14, 1995
                                               Registration No. 33-_____


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                            ________________

                       CCB FINANCIAL CORPORATION
         (Exact name of registrant as specified in its charter)

                North Carolina              56-1347849
    (State or other Jurisdiction of      (I.R.S. Employer
     incorporation or organization)      Identification No.)

                       _________________________

                          111 Corcoran Street
                      Durham, North Carolina 27701

      (Address of principal executive offices, including Zip Code)

                       _________________________

                        OMNI CAPITAL GROUP, INC.
                    1988 INCENTIVE STOCK OPTION PLAN
                        (Full title of the plan)

                       _________________________

                           ERNEST C. ROESSLER
                       CCB Financial Corporation
                          Post Office Box 931
                     Durham, North Carolina  27702
                             (919) 683-7777
                (Name and address of agent for service)

                                Copy to:
                        Anthony Gaeta, Jr., Esq.
                          Ward and Smith, P.A.
                    Two Hannover Square, Suite 2400
                          Post Office Box 2091
                  Raleigh, North Carolina  27602-2091
                             (919) 836-1800

                       _________________________

                 CALCULATION OF REGISTRATION FEE (1)
                               Proposed       Proposed      Amount of
  Title of     Amount to be     Maximum        Maximum    Registration
 Securities     Registered     Offering       Aggregate      Fee(1)
    to be                        Price        Offering
 Registered                    Per Share        Price
Common
Stock,            151,500          *         $1,762,422      $607.73
  $5 par
value

(1) The shares of Common Stock are being offered to eligible employees of Registrant and its direct and indirect subsidiaries pursuant to options granted to them in accordance with the terms of the Omni Capital Group, Inc. 1988 Incentive Stock Option Plan (the "Plan") adopted by Registrant in connection with its acquisition of Security Capital Bancorp. Pursuant to Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plan and an Offering Price equal to the price at which the shares may be purchased pursuant to the Plan upon the exercise of the options.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

      The  following  documents  filed  by  Registrant  with  the
Securities and Exchange Commission (the "Commission")  under  the
Securities  Exchange  Act  of  1934  (the  "Exchange  Act")   are
incorporated herein by reference:

         (i)         Registrant's  Annual  Report  on  Form  10-K
(Commission  File  No. 0-12358) for the year ended  December  31,
1994;

        (ii)         Registrant's Current Report on Form 8-K
dated May 19, 1995 and two Current Reports on Form 8-K both dated
July 17, 1995.

       (iii) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

     In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 4.   Description of Securities

    Not applicable.

Item 5.  Interests of Named Experts and Counsel

    Not applicable.

Item 6.  Indemnification of Directors and Officers

     Registrant is incorporated under the laws of the State of North Carolina. North Carolina's Business Corporation Act (the "BCA") contains provisions prescribing the extent to which directors and officers of a corporation shall or may be indemnified.

The BCA permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability if he acted in good faith and he reasonably believed
(i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, (ii) in all other cases, that his conduct was at least not opposed to its best interests and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify him in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such reasonable expenses incurred which the court shall deem proper.

The BCA requires a corporation to indemnify an officer or director in the defense of any proceeding to which he was a party against reasonable expenses to the extent that he is wholly successful on the merits or otherwise in his defense. Indemnification under the BCA generally shall be made by the corporation only upon a determination that indemnification of the director or officer was proper under the circumstances because he met the applicable standard of conduct. Such determination may be made by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time party to such proceeding, (iii) if such quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iv) by the stockholders of the corporation.

The BCA permits a corporation to provide for indemnification of directors and officers in its Articles of Incorporation or Bylaws or by contract or otherwise, against liability in various proceedings, and to purchase and maintain insurance policies on behalf of these individuals. The Articles of Incorporation of the Registrant provide for the elimination of the personal liability for monetary damages for certain breaches of fiduciary duty and the Bylaws of the Registrant provide for the indemnification of directors and officers to the maximum extent permitted by North Carolina law.

Item 7.  Exemption From Registration Claimed

    Not applicable.

Item 8.  Exhibits

     The following exhibits are filed herewith or incorporated herein by reference as part of this Registration Statement:

           4        Specimen   of   Registrant's   Common   Stock
           certificate (incorporated by reference to Exhibit 4 of Registrant's Registration Statement on Form S-8 dated
           April 19, 1993).

           5       Opinion  of  Ward and Smith, P.A.  as  to  the
           legality of the securities being registered (filed herewith).

           23.1 Consent of KPMG Peat Marwick LLP (filed herewith).

           23.2 Consent of Ward and Smith, P.A. (contained in its opinion filed herewith as Exhibit 5).

           24     Power of Attorney (filed herewith).

           99     Copy of Omni Capital Group, Inc. 1988 Incentive
           Stock Option Plan (filed herewith).

Item 9.  Undertakings

    (a)  The undersigned Registrant hereby undertakes:

                          (1)     To  file, during any period  in
                  which  offers or sales are being made, a  post-
                  effective   amendment  to   this   Registration
                  Statement:

                                         (i)     to  include  any
                         Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                        (ii)   to reflect in  the
                         Prospectus  any facts or events  arising
                         after   the   effective  date   of   the
                         Registration  Statement  (or  the   most
                         recent post-effective amendment thereof)
                         which, individually or in the aggregate,
                         represent  a fundamental change  in  the
                         information    set    forth    in    the
                         Registration Statement;

                                         (iii)   to  include  any
                         material information with respect to the
                         plan   of  distribution  not  previously
                         disclosed  in the Registration Statement
                         or   any   material   change   to   such
                         information    in    the    Registration
                         Statement;

                                    provided,    however,    that
                  paragraphs  (a)(1)(i)  and  (a)(1)(ii)  do  not
                  apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                         (2)    That, for purposes of determining
                  any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)     To remove from registration  by
                  means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new
    Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
    Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on August 10, 1995.

                                CCB Financial Corporation
                                (Registrant)


                                By:*/s/ Ernest C. Roessler
                                   Ernest C. Roessler

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                 Title             Date
*/s/Ernest C. Roessler         Vice Chairman,   August 10, 1995
Ernest C. Roessler              President and
                                Director
                                (Principal
                                Executive
                                Officer)
/s/W. Harold Parker, Jr.       Senior Vice      August 10, 1995
W. Harold Parker, Jr.           President and
                                Controller
                                (Principal
                                Financial and
                                Accounting
                                Officer)

*/s/W. L. Burns, Jr.           Chairman of the  August 9, 1995
W. L. Burns, Jr.                Board of
                                Directors
*/s/David B. Jordan            Vice Chairman    August 9, 1995
David B. Jordan                and
                                Director
*/s/John M. Barnhardt          Director         August 9, 1995
John M. Barnhardt

*/s/J. Harper Beall, III       Director         August 8, 1995
J. Harper Beall, III

*/s/James B. Brame, Jr.        Director         August 9, 1995
James B. Brame, Jr.

                               Director         August __, 1995
Timothy B. Burnett

*/s/Edward S. Holmes           Director         August 9, 1995
Edward S. Holmes

                               Director         August __, 1995
Owen G. Kenan

*/s/Eugene J. McDonald         Director         August 9, 1995
Eugene J. McDonald

*/s/Hamilton W. McKay,         Director         August 9, 1995
Jr.,M.D.
Hamilton W. McKay, Jr., M.D.

*/s/Eric B. Munson             Director         August 9, 1995
Eric B. Munson

                               Director         August __, 1995
J. G. Rutledge, III

*/s/Miles J. Smith, Jr.        Director         August 9, 1995
Miles J. Smith, Jr.

*/s/Jimmy K. Stegall           Director         August 9, 1995
Jimmy K. Stegall

*/s/H. Allen Tate, Jr.         Director         August 10, 1995
H. Allen Tate, Jr.

                               Director         August __, 1995
James L. Williamson

                               Director         August __, 1995
Dr. Phail Wynn, Jr.

*By: /s/W. Harold Parker, Jr.
W. Harold Parker, Jr., Attorney-in-fact

                            EXHIBIT INDEX

Exhibit                                              Sequential
Number                   Description                 Page Number

  4        Specimen of Registrant's Common Stock     Incorporated by
                                                     reference

  5        Opinion of Ward and Smith, P.A. as               9
           to the legality of the securities
           being registered

23.1       Consent of KPMG Peat Marwick LLP                11

23.2       Consent of Ward and Smith, P.A.           Included
                                                     in Exhibit 5

24         Power of Attorney                                12

99         Copy of Omni Capital Group, Inc. 1988
           Incentive Stock Option Plan.                     15


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